                                                                    EXHIBIT 10.5

                                                                  EXECUTION COPY

================================================================================

                             NOTE PURCHASE AGREEMENT

                                      among

                         BAY VIEW ACCEPTANCE CORPORATION
                               (the "Contributor")

                          BAY VIEW 2005 WAREHOUSE TRUST
                                 (the "Issuer")

                     FALCON ASSET SECURITIZATION CORPORATION

                                       and

                          FAIRWAY FINANCE COMPANY, LLC
                           (the "Initial Purchasers")

               JPMORGAN CHASE BANK, N.A. and HARRIS NESBITT CORP.
                           (the "Lender Group Agents")

                 JPMORGAN CHASE BANK, N.A. and BANK OF MONTREAL
                         (the "Financial Institutions")

                                       and

                            JPMORGAN CHASE BANK, N.A.
                          (the "Administrative Agent")

                            Dated as of June 20, 2005

================================================================================

                                TABLE OF CONTENTS

SECTION                                                     HEADING                                         PAGE
Article I            Definitions..........................................................................   1

     Section 1.01.   Certain Defined Terms ...............................................................   1
     Section 1.02.   Other Definitional Provisions........................................................   6

Article II           Purchase and Sale....................................................................   6

     Section 2.01.   Initial Purchase and Sale of the Notes...............................................   6
     Section 2.02.   Initial Advance Amount...............................................................   7
     Section 2 03    Advances; Revolving Pre-Funding Account..............................................   7
     Section 2 04    Interest Rates.......................................................................   8
     Section 2.05.   Taxes................................................................................   9
     Section 2.06.   Extension of Commitment Expiry Date..................................................  11

Article III          Closing..............................................................................  11

     Section 3.01.   Initial Funding Date ................................................................  11
     Section 3.02.   Transactions to Be Effected..........................................................  11

Article IV           Conditions Precedent to Purchase On The Initial Funding Date.........................  11

     Section 4.01.   Conditions to Initial Purchase.......................................................  11
     Section 4.02.   Conditions Precedent to Advances.....................................................  12

Article V            Representations And Warranties.......................................................  13

     Section 5.01.   Authority, Etc.......................................................................  14
     Section 5.02.   Notes................................................................................  14
     Section 5.03.   Litigation...........................................................................  14
     Section 5.04.   Taxes, Etc...........................................................................  15
     Section 5.05.   Financial Condition..................................................................  15
     Section 5.06.   Transaction Document Representations and Warranties..................................  15
     Section 5.07.   Issuer and Servicer Representations and Warranties...................................  15
     Section 5.08.   No Registration of the Note; No Qualification of the Indenture.......................  15
     Section 5.09.   Power and Authority..................................................................  15
     Section 5.10.   Confirmation of Written Information..................................................  15

Article VI           Covenants Of The Parties.............................................................  16

     Section 6.01.   Information from the Transaction Parties.............................................  16
     Section 6.02.   Covenants............................................................................  16

Article VII          Additional Covenants.................................................................  16

     Section 7.01.   Expenses.............................................................................  16
     Section 7.02.   Restrictions on Transfer.............................................................  17
     Section 7.03.   Securities Act.......................................................................  17

Article VIII         Indemnification......................................................................  17

     Section 8.01.   Indemnification by the Contributor...................................................  17
     Section 8.02.   Procedure............................................................................  17
     Section 8.03.   Defense of Claims....................................................................  17

Article IX           Miscellaneous........................................................................  18

     Section 9.01.   Amendments...........................................................................  18
     Section 9.02.   Notices..............................................................................  18
     Section 9.03.   No Waiver; Remedies..................................................................  18
     Section 9.04.   Binding Effect; Assignability........................................................  19
     Section 9.05.   Provision of Documents and Information...............................................  20
     Section 9.06.   Governing Law; Jurisdiction..........................................................  20
     Section 9.07.   No Proceedings.......................................................................  20
     Section 9.08.   Execution in Counterparts............................................................  20
     Section 9.09.   Waiver of Set-off....................................................................  21
     Section 9.10.   Corporate Obligations - Issuer.......................................................  21
     Section 9.11.   Survival.............................................................................  21
     Section 9.12.   Appointment of Administrative Agent for the Purchasers and
                     Lender Group Agents..................................................................  21
     Section 9.13.   Bankruptcy Petition Against any CP Issuing Purchaser.................................  23
     Section 9.14.   Trial by Jury Waived.................................................................  24
     Section 9.15.   Severability of Provisions...........................................................  24
     Section 9.16.   Captions.............................................................................  24
     Section 9.17.   Integration..........................................................................  24
     Section 9.18.   Limitation of Liability..............................................................  24

Schedule I -- Addresses for Notices
Exhibit A -- Pre-Funding Services Report
Exhibit B -- Funding Request

      THIS NOTE PURCHASE AGREEMENT (the "Agreement") is dated and made as of June 20, 2005, by and among Bay View 2005 Warehouse Trust (the "Issuer"), Bay View Acceptance Corporation (the "Contributor"), FALCON ASSET SECURITIZATION CORPORATION and FAIRWAY FINANCE COMPANY, LLC, as the initial Noteholders (the "Initial Purchasers"), JPMORGAN CHASE BANK, N.A. and BANK OF MONTREAL (the "Financial Institutions"; and together with the Initial Purchasers, the "Purchasers"), JPMORGAN CHASE BANK, N.A. and HARRIS NESBITT CORP. as Lender Group Agents (as defined below), and JPMORGAN CHASE BANK, N.A. as administrative agent for the Purchasers and the Lender Group Agents (the "Administrative Agent").

      The parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

      Section 1.01. Certain Defined Terms. Capitalized terms used herein without definition shall have the meanings set forth in the Indenture (as defined below), as applicable. Additionally, the following terms shall have the following meanings:

      "Advance" means a payment by a Noteholder under its Note pursuant to the provisions of Section 2.03 hereof or Section 2.13 of the Indenture.

      "Advance Date" means the Funding Date on which each Advance occurs.

      "Agents" means the Lender Group Agents and the Administrative Agent.

      "Aggregate Advance" has the meaning specified in Section 2.03 hereof.

      "Assignment Agreement" means an assignment agreement entered into by a Noteholder and a permitted assignee pursuant to Section 9.04, pursuant to which such assignee may become a party to this Agreement.

      "Business Day" has the meaning ascribed to such term in the Indenture.

      "Commercial Paper" means promissory notes issued by a CP Issuing Purchaser in the United States commercial paper market.

      "Commitment Expiry Date" means June 19, 2006, as such date may be extended from time to time pursuant to Section 2.06 hereof.

      "Contribution Agreement" means the Contribution Agreement, dated as of June 20, 2005, between the Contributor and the Depositor relating to the transfer of Receivables by the Contributor to the Depositor, as amended, modified or otherwise supplemented from time to time in accordance with the terms thereof.

      "CP Costs" means, for each day, the sum of (i) discount or yield accrued on Pooled Commercial Paper (as defined below) on such day, plus (ii) any and all accrued commissions in respect of placement agents and dealers for the applicable Purchaser's commercial paper, and issuing and paying agent fees incurred, in respect of such Pooled Commercial Paper for such day, plus (iii) other costs associated with funding small or odd-lot amounts with respect to all receivable purchase facilities which are funded by Pooled Commercial Paper for such day, minus (iv) any accrual of income net of expenses received on such day from investment of collections received under all receivable purchase facilities funded substantially with Pooled Commercial Paper, minus (v) any payment received on such day net of expenses in respect of liquidation fees related to any prepayment of any receivable interest of such Initial Purchaser pursuant to the terms of any receivable purchase facilities funded substantially with Pooled Commercial Paper. In addition to the foregoing costs, if the Issuer shall request any purchase hereunder during any period of time determined by the Lender Group Agent for such Purchaser in its sole discretion to result in incrementally higher CP Costs applicable to such Purchase, the principal amount of any Note Advance associated with any such Purchase shall, during such period, be deemed to be funded by such Purchaser in a special pool (which may include capital associated with other receivable purchase facilities) for purposes of determining such additional CP Costs applicable only to such special pool and charged each day during such period against such Capital. Each Note Advance funded substantially with Pooled Commercial Paper will accrue CP Costs each day on a pro rata basis, based upon percentage share the principal amount of such Note Advance represents in relation to all assets held by such Purchaser and funded substantially with Pooled Commercial Paper.

      "CP Disruption" means the inability of a CP Issuing Purchaser, at any time, whether as a result of a prohibition or any event or circumstance whatsoever, to raise funds through the issuance of Commercial Paper in the United States commercial paper market.

      "CP Issuing Purchaser" means a Purchaser that issues Commercial Paper and may fund all or any portion of any purchase of a Note hereunder through the issuance of Commercial Paper.

      "CP Rate" means, when used in reference to either of the Initial Purchasers shall have, when used in reference to any Purchaser, for each day during a Fixed Period and to the extent such Purchaser funds a Note Advance on such day through the issuance of Notes, the aggregate CP Costs for each day during such Fixed Period associated with the principal amount of such Note Advance, expressed as a percentage of such principal amount and converted to an interest bearing equivalent rate per annum.

      "CP Tranche" means any portion of the Note Principal Balance funded by a CP Issuing Purchaser.

      "Depositor" means Bay View Warehouse Corporation, a Delaware corporation, and its successors.

      "Fairway Lender Group" means Fairway Finance Company, LLC, Harris Nesbitt Corp. and Bank of Montreal.

      "Federal Bankruptcy Code" means the Bankruptcy Code of the United States of America codified in Title 11 of the United States Code, as amended from time to time.

      "Financial Institution" means any financial institution which from time to time may become a party hereto as a Financial Institution and party to a Liquidity Agreement as a party to whom a CP Issuing Purchaser may assign all or a portion of such CP Issuing Purchaser's Note(s).

      "Fixed Period" means the period commencing on the twentieth day of each calendar month and ending on twentieth day of the next succeeding calendar month.

      "Formal Transfer Requirements" means the formal requirements related to the transfer of receivables from the Contributor to the Depositor and then from the Depositor to the Issuer and related "tagging" and identification of such receivables prescribed by the Contribution Agreement, the Sale and Servicing Agreement and/or the Indenture.

      "Governmental Action" means any and all consents, approvals, permits, orders, authorizations, waivers, exceptions, variances, exemptions or licenses of, or registrations, declarations or filings with, any Governmental Authority required under any Governmental Rule.

      "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      "Governmental Rule" means any and all laws, statutes, codes, rules, regulations, ordinances, orders, writs, decrees and injunctions, of any Governmental Authority and any and all legally binding conditions, standards, prohibitions, requirements and judgments of any Governmental Authority.

      "Indemnified Party" means each Purchaser, including without limitation each Initial Purchaser and each Financial Institution, and the Agents, and their respective officers, members, directors, employees, agents, representatives, successors and assignees.

      "Indenture" means the Indenture dated as of June 20, 2005 between the Issuer and JPMorgan Chase Bank, N.A., as Indenture Trustee, as amended, modified or otherwise supplemented from time to time in accordance with the terms thereof.

      "Initial Advance Amount" has the meaning specified in Section 2.02 hereof.

      "Initial Funding Date" has the meaning specified in Article III hereof.

      "Initial Purchasers" means each of Falcon Asset Securitization Corporation ("Falcon"), a Delaware limited liability company, and Fairway Finance Company, LLC ("Fairway"), a Delaware limited liability company, the administrator for which is Harris Nesbitt Corp., and their successors and assigns.

      "Falcon Lender Group" means Falcon and JPMorgan Chase Bank, N.A.

      "Lender Group" means the Falcon Lender Group or the Fairway Lender Group.

      "Lender Group Agent" means, with respect to the Falcon Lender Group, JPMorgan Chase Bank, N.A., not individually but as agent for such Lender Group, and with respect to the Fairway Lender Group, Harris Nesbitt Corp., as administrator for Fairway Finance Company, LLC, not individually but as agent for such Lender Group.

      "LIBOR" means the rate per annum equal to the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Business Days prior to the first day of the relevant Tranche Period, and having a maturity equal to such Tranche Period, provided that, (i) if Reuters Screen FRBD is not available to the Administrative Agent for any reason, the applicable LIBOR for the relevant Tranche Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Tranche Period, and having a maturity equal to such Tranche Period, and (ii) if no such British Bankers' Association Interest Settlement Rate is available to the Administrative Agent, the applicable LIBOR for the relevant Tranche Period shall instead be the rate determined by the Administrative Agent to be the rate at which JPMorgan Chase Bank, N.A. offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Tranche Period, in the approximate amount to be funded at LIBOR and having a maturity equal to such Tranche Period, divided by (b) one minus the maximum aggregate reserve requirement (including all basic, supplemental, marginal or other reserves) which is imposed against the Administrative Agent in respect of Eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time (expressed as a decimal), applicable to such Tranche Period plus LIBOR shall be rounded, if necessary, to the next higher 1/16 of 1%.

      "LIBOR Tranche" means any portion of the Note Principal Balance of any Note funded by any Purchaser through the borrowing of loans (or the sale of participation interests) at an interest rate based on LIBOR.

      "Liquidity Agreement means any agreement between a CP Issuing Purchaser and an affiliated Financial Institution, including, without limitation, (i) that certain Asset Purchase Agreement (Bay View Warehouse Corporation) dated as of June 20, 2005, by and among Falcon, the Falcon Lender Group Agent, and the "Assignees" from time to time party thereto, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, and (ii) that certain Amended and Restated Liquidity Asset Purchase Agreement dated as of October 20, 2000, by and among Fairway, Bank of Montreal, and the "Assignees" from time to time party thereto, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

      "London Business Day" means any Business Day on which commercial banks are open for international business in London, England.

      "Note" has the meaning ascribed to it in the Indenture.

      "Note Advance" means an Advance under a Note.

      "Noteholder" means any holder of a Note.

      "Pool" means the aggregation of Receivables and related assets contained from time to time in the Issuer's trust estate.

      "Pooled Commercial Paper" means commercial paper notes of a Purchaser subject to any particular pooling arrangement by such Purchaser, but excluding commercial paper issued by such Purchaser for a tenor and in an amount specifically requested by any Person in connection with any agreement effected by such Purchaser.

      "Pre-Funded Collateral" means the lesser of (a) $15,000,000 and (b) the amount on deposit in the Pre-Funding Account plus the product of the Pre-Funded Receivables times the Pre-Funding Advance Percentage.

      "Pre-Funded Receivables" means accounts receivable purchased by the Issuer with the proceeds of a distribution from the Pre-Funding Account and which are owned and identified or identifiable as such by the Issuer, but with respect to which the Formal Transfer Requirements have not been completed.

      "Pre-Funding Account" means the account established and maintained pursuant to Section 5.01(a)(iii) of the Indenture.

      "Pre-Funding Advance Percentage" has the meaning ascribed to it in the Monthly Servicer Report.

      "Pre-Funding Receivables Advance" means as of any Funding Date, (a) the lesser of (i) $15,000,000 and (ii) the Issuer's projected borrowing needs for such week minus (b) the amount on deposit in the Pre-Funding Account on such date.

      "Pre-Funding Servicer Report" means a report in the form attached hereto as Exhibit A.

      "Pre-Funding Transfer Date" means the Business Day on which a Pre-Funding Servicer Report is received from the Issuer by the Servicer, with a copy to each Lender Group Agent and the Indenture Trustee by 1:00 p.m. Eastern time (or if received after such time, the next Business Day).

      "Prime Rate Tranche" means any portion of the Note Principal Balance of any Note that is not a CP Tranche or a LIBOR Tranche.

      "Pro Rata Share" means, with respect to each Noteholder, a fraction, expressed as a percentage the numerator of which is the face amount of such Noteholder's Note and the denominator of which is the Maximum Outstanding Note Amount. On the Initial Funding Date, the Falcon Lender Group's Pro Rata Share shall be 67% and the Fairway Lender Group's Pro Rata Share shall be 33%.

      "Purchasers" means the Initial Purchasers, the Financial Institutions and any other Purchaser of a Note from time to time party hereto.

      "Sale and Servicing Agreement" means the Sale and Servicing Agreement, dated as of June 20, 2005, among the Issuer, the Depositor, the Indenture Trustee, the Backup Servicer and the Servicer, relating to the transfer of the Receivables and related Deposited Assets from the Depositor to the Issuer and the servicing of the Receivables and the rest of the Trust Estate, as the same may be amended, modified or otherwise supplemented from time to time in accordance with the terms thereof.

      "Third Party Claim" has the meaning specified in Section 8.02 hereof.

      "Tranche" means a Prime Rate Tranche, a CP Tranche and/or a LIBOR Tranche.

      "Transaction Party" means each of the Issuer, the Contributor, the Depositor, the Servicer and the Custodian.

      "Trust Agreement" means the Amended and Restated Trust Agreement, dated June 20, 2005 by and between Bay View Warehouse Corporation and Wilmington Trust Company.

   Section 1.02. Other Definitional Provisions. (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

      (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.01, and accounting terms partially defined in Section 1.01 to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained herein shall control.

      (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Article, Section, subsection, Schedule and Exhibit references contained in this Agreement are references to Articles, Sections, subsections, the Schedule and Exhibits in or to this Agreement unless otherwise specified.

                                   ARTICLE II

                               PURCHASE AND SALE

   Section 2.01. Initial Purchase and Sale of the Notes. On the terms and subject to the conditions set forth in this Agreement, and in reliance on the covenants, representations, warranties and agreements herein set forth, the Issuer shall sell to the Initial Purchasers, and the Initial Purchasers shall purchase, on the Initial Funding Date, Notes with an aggregate outstanding principal amount of $266,513,454.44.

   Section 2.02. Initial Advance Amount. On the Initial Funding Date, Notes will be purchased at a price (the "Initial Advance Amount") equal to $273,200,000.00 in the aggregate.

   Section 2.03. Advances; Pre-Funding Account. (a) The Initial Purchasers, with respect to the Notes, may be requested by the Issuer to make Advances from time to time in accordance with, and subject to the conditions and terms of the Indenture and upon the satisfaction, as of the applicable Advance Date but other than in connection with an Advance that is to be funded into the Pre-Funding Account, of each of the conditions set forth in Sections 2.11 or 2.12 of the Indenture and Sections 4.01 and/or 4.02 hereof. Advances shall be funded pursuant to Section 2.14 of the Indenture. The aggregate amount of Advances to be made pursuant to any Funding Request (as defined below) is referred to as an "Aggregate Advance" and each Noteholder's Note Advance as part of such Aggregate Advance shall be in an amount equal to its Pro Rata Share of the Noteholder Advances which are part of such Aggregate Advance. Unless otherwise agreed to by the Lender Group Agents, each Aggregate Advance shall be in a minimum amount of $1,000,000, provided that: (i) after giving effect to such Aggregate Advance, the Note Principal Balance with respect to the Notes shall not exceed the Maximum Outstanding Note Amount and the amount on deposit in the Spread Account shall be equal to or greater than the Requisite Amount, (ii) the number of Aggregate Advances shall not exceed two during any calendar week and (iii) the Issuer shall, by 1:00 p.m. Eastern time at least one (1) Business Day prior to the proposed date of such Aggregate Advance, give the Lender Group Agents an irrevocable written notice in substantially the form attached hereto as Exhibit B, (each a "Funding Request") specifying: (aa) the proposed date of such Aggregate Advance, (bb) the amount of such Aggregate Advance and the amount of each Note Advance which shall comprise such Aggregate Advance, (cc) the amount, if any, of such Aggregate Advance to be deposited in accordance with Section
2.14 of the Indenture together with the bank account to which any such funds shall be sent, (dd) a computation of the Receivables Advance Amount, (ee) a calculation of the Requisite Amount after giving effect to such Aggregate Advance, and (ff) the amount, if any, to be allocated from such Aggregate Advance and deposited to the Spread Account on the related Funding Date such that the amount on deposit therein is equal to or greater than the Requisite Amount. Each Funding Request shall also include a computation demonstrating that after giving effect to such Aggregate Advance, the Collateral Test Amount shall not be less than zero (0) and that the representations and warranties set forth in Section 3.02(a)(xxv) of the Sale and Servicing Agreement are true and correct with respect to the Subsequent Receivables to be transferred on the proposed date of such Advance. Each Noteholder shall transfer the amount of its Advance or Advances in immediately available funds to the account and on the date of the Aggregate Advance specified in such request. The purchase price of each Advance shall be funded to the Pre-Funded Account or paid in accordance with Section
2.14 of the Indenture.

   Section 2.04.

      (i) Notwithstanding the foregoing subsection 2.03(a)(ii), the Issuer shall use reasonable efforts to limit the number of Funding Requests submitted to the Lender Group Agents to two per week. Such request shall be made to the Lender Group Agents by 1:00 pm Eastern time one (1) Business Day prior and shall include the requested Pre-Funded Receivables Advance.

            (ii) No later than the Initial Funding Date, pursuant to Section
5.01 of the Indenture, the Indenture Trustee shall establish and maintain a trust account in the name of the Issuer which shall at all times be an Eligible Account and shall be titled "Pre-Funding Account, JPMorgan Chase Bank, N.A., in trust for the Noteholders" (the "Pre-Funding Account"). The Indenture Trustee shall, promptly upon receipt, deposit in the Pre-Funding Account, and retain therein, the Pre-Funding Receivables Advance, remitted either on the Initial Funding Date by the Depositor, or on any Funding Date by the Noteholders. Funds deposited in the Pre-Funding Account shall be held in trust for, and shall constitute cash collateral for the obligations owed by the Issuer to the Noteholders. The Pre-Funded Amount may not exceed $15,000,000 at any time. If, at any time, funds in the Pre-Funding Account are released to the Issuer to fund a Pre-Funded Receivable that is prepaid, such funds shall be redeposited by the Issuer into the Pre-Funding Account.

            (iii) The Indenture Trustee will invest funds deposited in the Pre-Funding Account in Eligible Investments as directed by the Depositor in writing. For federal income tax purposes, the Depositor shall be the owner of the Pre-Funding Account and shall report all items of income, deduction, gain or loss arising therefrom. All income and gain realized from investment of funds deposited in the Pre-Funding Account shall be transferred to the Depositor as requested by the Depositor in writing. The Depositor shall deposit in the Pre-Funding Account the amount of any net loss incurred in respect of any such Eligible Investment immediately upon realization of such loss without any right of reimbursement therefor.

      (c) Pre-Funded Receivables Advances shall be withdrawn by the Indenture Trustee as follows:

            (i) On any Pre-Funding Transfer Date, the Indenture Trustee, in accordance with the Pre-Funding Servicer Report, shall withdraw from the Pre-Funding Account an amount equal to the lesser of (a) the amount on deposit in the Pre-Funding Account and (b) the product of (i) the Pre-Funding Advance Percentage times (ii) the aggregate principal balance of the Pre-Funded Receivables transferred and assigned to the Indenture Trustee for deposit in the Pool on such Pre-Funding Transfer Date (other than those that comprise the Formal Transfer Requirements), and pay such amount to or upon the order of the Depositor upon satisfaction of the conditions set forth in Section 2.12 of the Indenture;

            (ii) At the written request of the Noteholders, to return to the Purchasers, any remaining funds on deposit in the Pre-Funding Account;

            (iii) To withdraw any amount not required to be deposited in the Pre-Funding Account or deposited therein in error; and

            (iv) To clear and terminate the Pre-Funding Account upon the termination of this Agreement, with any amounts remaining on deposit therein being paid to the Noteholders then entitled to distributions in respect of principal.

   Section 2.05. Interest Rates. (a) Any portion of the Note Principal Balance of any Note shall be a LIBOR Tranche unless: (i) it is held by a CP Issuing Purchaser and is allocated to a CP Tranche; (ii) on or prior to the first day of the next related Interest Rate Period, a Lender

Group Agent has given the Issuer and the Servicer notice that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful, for the Purchaser affiliated with such Lender Group Agent to fund Advances pursuant to Section 2.01 and 2.02 or 2.03 hereof or, in the case of a CP Issuing Purchaser, the related Financial Institution under the related Liquidity Agreement to fund the purchase of Advances at LIBOR (and the affiliated Lender Group Agent shall not have subsequently notified the Servicer and the Issuer that such circumstances no longer exist); (iv) such Interest Rate Period is not a period of one month; (v) such Tranche was not designated a LIBOR Tranche by 3:00 p.m. (New York, New York time) on the third London Business Day preceding the first day of such Interest Rate Period; or (vi) the outstanding principal amount of such Tranche is less than $ 1,000,000. In each case in which a portion of the related Note Principal Balance is not allocated to a CP Tranche or a LIBOR Tranche it shall be a Prime Rate Tranche.

      (b) The Lender Group Agent for the affected Lender Group shall select the duration of the Interest Rate Period related to each Tranche. In selecting such Interest Rate Periods, such Agent shall use reasonable efforts, taking into consideration market conditions.

      (c) The Lender Group Agents shall, within five (5) Business Days of the twentieth (20th) day of each calendar month, deliver to the Administrative Agent one consolidated invoice for interest accrued during, and any fees or other charges payable with respect to the immediately prior calendar month (the "Invoice"). Upon the occurrence and during the continuance of any Termination Event, the duration of any Interest Rate Period that commences during such period on or after such date shall be of such duration as shall be selected by the Lender Group Agents. In addition, if a CP Disruption shall have occurred and be continuing, a CP Issuing Purchaser, or the Financial Institution affiliated with such Purchaser, on its behalf, may, upon notice to the Servicer, the Issuer and the Indenture Trustee, terminate any Interest Rate Period then in effect for any CP Tranche (it being understood that, upon such termination, the portion of the Note Principal Balance of any Note held by such Purchaser and allocated to such CP Tranche shall be reallocated to a LIBOR Tranche or a Prime Rate Tranche as provided in clause (a)). Interest on each Tranche during each Interest Rate Period shall accrue at the applicable Note Interest Rate for the applicable Note and such Interest Rate Period and all accrued and unpaid interest on each Tranche shall be payable on each Payment Date in accordance with the terms of the Indenture. Interest with respect to any Tranche due but not paid on any Payment Date will be due on the next succeeding Payment Date together with Overdue Interest as calculated in accordance with the terms of the Indenture.

      Section 2.06. Taxes. (a) All payments made by the Issuer under this Agreement, the Indenture, the Notes, the other Transaction Documents and any other agreement or document executed in connection with any of the foregoing, to or for the benefit of any Purchaser shall be made, to the extent allowed by law, free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority having taxing authority (excluding income taxes, branch profits or franchise taxes imposed or based on income or gross receipts imposed on any Purchaser or Lender Group, any Lender Group Agent or the Administrative Agent as a result of any present or former connection between the jurisdiction of the government or taxing authority imposing such tax or any political subdivision or taxing authority thereof or therein and such Agent or Purchaser (other than any connection arising solely from such Agent or Purchaser having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Note or any other related document to which any Purchaser or any Agent is a party)) (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts payable to or under any Note, (i) the sum payable shall be increased as may be necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.05) the applicable Purchaser or Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Issuer shall make such deductions, (iii) the Issuer shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, (iv) the Lender Group Agents shall furnish to the Issuer, at its address referred to in the Indenture, the original or a certified copy of a receipt evidencing payment thereof, and (v) in the event the applicable Purchaser or Agent receives a refund of any Taxes paid by the Issuer pursuant to Section 2.05(a) or 2.05(b), or receives a tax credit or other reduction in Taxes which is attributable to a payment made by the Issuer pursuant to this Section 2.05, such party shall pay an amount equal to such refund, credit or reduction to the Issuer within 45 days of the receipt of such refund or application of such credit or reduction.

      (b) In addition, the Issuer agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to any Liquidity Agreement (hereinafter, "Other Taxes").

      (c) Subject to the provisions set forth in this Section 2.05, and except to the extent provided in Section 2.05(a), the Issuer will indemnify each Indemnified Party for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.05) paid by such Indemnified Party and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, provided, that such Indemnified Party, in making a demand for indemnity, shall provide the Issuer with a certificate from the relevant taxing authority or from a responsible officer of such Person stating or otherwise evidencing that such Person has made payment of such Taxes or Other Taxes and will provide a copy of or extract from documentation, if available, furnished by such taxing authority evidencing assertion or payment of such Taxes or Other Taxes. Whenever any Taxes are payable by the Issuer, within thirty (30) days after receipt by the Issuer of an original official receipt showing payment thereof, the Issuer shall send to the applicable Purchaser or Agent a certified copy of such receipt. If the Issuer fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the applicable Purchaser or Agent the required receipts or other required documentary evidence, the Issuer shall indemnify such Person for any incremental Taxes, interest or penalties that such Person is legally required to pay as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement, the Indenture and the payment of the Note.

      (d) All Taxes and Other Taxes owing under this Section 2.05 shall be payable in accordance with the provisions of the Indenture.

      Section 2.07. Extension of Commitment Expiry Date. (a) The Issuer may request the Administrative Agent to extend the Commitment Expiry Date by giving the Administrative Agent written notice of such request not more than six (6) months but not less than 60 days prior (the "Extension Request Date") to the Commitment Expiry Date then in effect (the "Original Commitment Expiry Date"). The Administrative Agent shall promptly notify each Lender Group Agent of the Administrative Agent's receipt of such request and each Lender Group Agent shall notify the Administrative Agent not later than 45 days after the Extension Request Date whether or not it consents to such extension. Consent to any extension requested by the Issuer may be given or withheld in the sole and absolute discretion of each Purchaser. If each Purchaser consents to an extension requested by the Issuer, then the Administrative Agent will notify the Issuer not later than 60 days after the Extension Request Date that such extension request has been granted (the "Extension Acceptance Date") and, effective as of the Original Commitment Expiry Date, the Commitment Expiry Date shall be extended to an agreed Business Day that is no more than 364 days from the Extension Acceptance Date.

      (b) If any Purchaser does not consent to an extension of the Original Commitment Expiry Date as provided in Section 2.06(a), the Commitment Expiry Date shall automatically occur on the Original Commitment Expiry Date.

                                   ARTICLE III

                                     CLOSING

      Section 3.01. Initial Funding Date. The closing (the "Closing") of the purchase and sale of the Notes and the issuance thereof to the Initial Purchasers shall take place on June 20, 2005, or if the conditions to purchase set forth in Article IV of this Agreement shall not have been satisfied or waived by such date, as soon as practicable after such conditions shall have been satisfied or waived, or at such other time, date and place as the parties shall agree upon (the date of the Closing being referred to herein as the "Initial Funding Date"). The date of the initial Advance shall be the Initial Funding Date.

      Section 3.02. Transactions to Be Effected. (a) On the Initial Funding Date, the Initial Purchasers shall deliver to the Issuer funds in an amount equal to the Initial Advance Amount of the Notes; and (b) upon such delivery, the Issuer shall deliver to the Initial Purchasers the Notes and the Note Principal Balance of the Notes so held shall be increased to reflect such initial Advance.

                                   ARTICLE IV

          CONDITIONS PRECEDENT TO PURCHASE ON THE INITIAL FUNDING DATE

      Section 4.01. Conditions to Initial Purchase. The purchase by the Initial Purchasers of the Notes on the Initial Funding Date is subject to the satisfaction of the conditions set forth in Section 2.11 of the Indenture and of the following conditions (any or all of which (except Section 4.01 (c)) may be waived by unanimous consent of the Agents in the Agents' sole discretion):

      (a) Each of the Transaction Documents shall be in full force and effect and all consents, waivers and approvals necessary for the consummation of the transactions contemplated by the Transaction Documents shall have been obtained and shall be in full force and effect, and all other legal matters relating to the Transaction Documents and the transactions contemplated thereby, shall be reasonably satisfactory in all respects to the Initial Purchasers, the Financial Institutions and the Agents, and each of the parties to such agreements shall have furnished to each of the Initial Purchasers, the Financial Institutions and the Agents all documents and information that any of them or their counsel may reasonably request to enable them to pass on such matters.

      (b) Each of the representations and warranties contained in this Agreement, the Indenture, the Contribution Agreement, the Sale and Servicing Agreement, and the other Transaction Documents made by each of the parties to such agreements shall be true and correct in all material respects as of the time of the Initial Funding Date as though made as of such time (except to the extent that they expressly relate to an earlier time, then such representations and warranties shall be true and correct as of such earlier time).

      (c) The Contributor and the Issuer and their affiliates shall be in compliance with each of the covenants contained in this Agreement, the Indenture, and the other Transaction Documents.

      (d) No Default, Event of Default, Servicer Event of Default or Termination Event has occurred and is continuing (both before and after giving effect to the purchases contemplated hereunder).

      (e) The Initial Purchasers and the Administrative Agent shall have received from each Transaction Party other than the Issuer, which shall deliver the certificate required under Section 2.11(d) of the Indenture, a certificate or certificates signed by any of the Chairman of the Board of Directors, the President, the Chief Financial Officer, any Vice President, the Treasurer or any Assistant Treasurer of such Person, dated the Initial Funding Date, in which such officer shall state that, to the best of his/her knowledge (i) the representations and warranties of such Person in this Agreement and any other Transaction Documents to which such Person is a party are true and correct in all material respects on and as of the Initial Funding Date, or, in the case of the representations and warranties of the Transaction Documents, on and as of the dates specified in such agreements, as though made as of such time (except to the extent that they expressly relate to an earlier time, then such representations and warranties shall be true and correct as of such earlier time); (ii) that such Transaction Party has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder or under the Transaction Documents at or prior to the Initial Funding Date; and
(iii) no Event of Default, Servicer Event of Default, Default, or Termination Event shall have occurred and be continuing.

      (f) All accrued and unpaid fees owing to the Purchasers and the Agents under the Fee Letter shall have been paid.

      Section 4.02. Conditions Precedent to Advances. The funding of any Aggregate Advance under this Agreement shall be subject to the satisfaction, as of the applicable date of the Aggregate Advance, of each of the following conditions:

      (a) All of the terms, covenants, agreements and conditions of the Transaction Documents, including Section 2.12 of the Indenture, required to be complied with and performed by each Transaction Party on or prior to the applicable date of such Aggregate Advance, shall have been complied with and performed;

      (b) Each of the representations and warranties contained in this Agreement, the Indenture and the other Transaction Documents made by each Transaction Party to such agreements shall be true and correct in all material respects as of such date as though made as of such time (except to the extent that they expressly relate to an earlier time, then such representations and warranties shall be true and correct as of such earlier time);

      (c) The representations and warranties set forth in Section 3.02(a)(xxv) of the Sale and Servicing Agreement shall be true and correct with respect to the Subsequent Receivables to be transferred on the proposed date of such Advance;

      (d) No Event of Default, Servicer Event of Default, Default, or Termination Event shall have occurred and be continuing (both before and after giving effect to such Advance);

      (e) Both before and immediately after giving effect to such Aggregate Advance, the Collateral Test Amount shall not be less than zero (0);

      (f) The end of the Funding Period shall not have occurred;

      (g) On or before the proposed date of such Aggregate Advance, the Administrative Agent shall have received executed copies of one or more Hedge Agreements as required by Section 3.15 of the Indenture;

      (h) All fees due and payable under the Fee Letter (as defined in the Indenture) to the Initial Purchasers and the Agent as of the applicable date of such Aggregate Advance shall have been paid in full;

      (i) All fees and expenses due and payable pursuant to Section 7.01 hereof shall have been paid in full; and

      (j) Each of the Transaction Documents shall be in full force and effect.

Notwithstanding the foregoing, with respect to any Pre-Funding Receivables Advance and the related Pre-Funding Receivables, each of the requirements of
Section 4.02(a) and (b) above that relate to any of the Formal Transfer Requirements shall be satisfied only at the time of the related Pre-Funding Transfer Date.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

      The Contributor and the Issuer each hereby makes the following representations and warranties as to itself to the Purchasers and the Agents, as of the Initial Funding Date and as of each Funding Date, and the Purchasers shall be deemed to have relied on such representations and warranties in accepting delivery of the Notes on the Initial Funding Date and in making (or committing to make) each Advance on each Funding Date (including the Initial Funding Date).

      Section 5.01. Authority, Etc. (a) Such Person has been duly organized and is validly existing and in good standing under the laws of the State of its organization, with corporate power and authority to own its properties and to transact the business in which it is now engaged, and each such Person is duly qualified to do business and is in good standing (or is exempt from such requirements) in each State of the United States where the nature of its business requires it to be so qualified and the failure to be so qualified and in good standing would have a material adverse effect on such Person or any part of the Trust Estate or any material adverse effect on the interests of the Noteholders.

        (b) The issuance, sale, assignment and conveyance of the Notes, the performance of such Person's obligations under this Agreement, and the consummation of the transactions contemplated in the Transaction Documents will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than any Lien created by the Transaction Documents), charge or encumbrance upon any of the property or assets of each such Person or any of their Affiliates pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which they or any of their Affiliates is bound or to which any of its property or assets is subject, nor will such action result in any violation of the provisions of any Person's organizational documents or any Governmental Rule applicable to such Person.

        (c) No Governmental Action which has not been obtained is required by or with respect to, as the case may be, such Person in connection with the execution and delivery of the Notes or any of the Transaction Documents by such Person, or the consummation by such Person of the transactions contemplated hereby or thereby.

        (d) Each of the Transaction Documents to which such Person is a party has been duly authorized, executed and delivered by such Person and is the valid and legally binding obligation of such Person, enforceable against such Person in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

      Section 5.02. Notes. The Notes have been duly and validly authorized, and, when executed and authenticated in accordance with the terms of the Indenture, and delivered to and paid for in accordance with this Agreement, will be duly and validly issued and outstanding and will be entitled to the benefits of the Indenture and will constitute the legal, valid and binding obligation of the Issuer enforceable in accordance with its terms (except as enforcement thereof may be limited by bankruptcy, insolvency, or other similar laws relating to or affecting generally the enforcement of creditors' rights or by general equitable principles) and will be entitled to the benefits of the Indenture, this Agreement and the other Transaction Documents.

      Section 5.03. Litigation. There is no pending or, to such Person's knowledge, threatened action, suit or proceeding by or against such Person before any Governmental Authority or any arbitrator (i) with respect to the Trust Estate, the Notes, the Transaction Documents or any of the transactions contemplated herein or therein, or (ii) with respect to such

Person which, in the case of any such action, suit or proceeding with respect to such Person if adversely determined, would have a material adverse effect on the ability of such Person to perform its obligations hereunder or thereunder.

      Section 5.04. Taxes, Etc. Any taxes, fees and other charges of Governmental Authorities applicable to such Person, in connection with the execution, delivery and performance by such Person of the Transaction Documents or otherwise applicable to such Person in connection with the Trust Estate have been paid or will be paid by such Person at or prior to the Initial Funding Date or any applicable Advance Date, as applicable, to the extent then due.

      Section 5.05. Financial Condition. On the date hereof and on each Advance Date, such Person is not insolvent or the subject of any voluntary or involuntary bankruptcy proceeding.

      Section 5.06. Transaction Document Representations and Warranties. Each such Person hereby reaffirms each representation and warranty made by it in each Transaction Document to which it is a party (including, without limitation, by the Contributor in its roles as Servicer and as Custodian) for the benefit of the Purchasers, the Agents and the Financial Institutions and acknowledges that such Persons have relied on such representations and warranties in entering into the transactions contemplated hereby and by the Transaction Documents.

      Section 5.07. Issuer and Servicer Representations and Warranties. The Notes have been duly and validly authorized for issue and sale as contemplated by this Agreement, and when duly executed and authenticated in accordance with the terms of the Indenture, and when duly delivered to and paid for by the Initial Purchasers in accordance with this Agreement, will be duly and validly issued and outstanding and will constitute the legal, valid and binding obligations of the Issuer enforceable in accordance with their terms (except as enforcement thereof may be limited by bankruptcy, insolvency, or other similar laws relating to or affecting generally the enforcement of creditors' rights or by general equitable principles) and will be entitled to the benefits of the Indenture, this Agreement and the other Transaction Documents.

      Section 5.08. No Registration of the Note; No Qualification of the Indenture. It is not necessary, in connection with the offer, sale and delivery of the Notes to the Initial Purchasers to register any Note under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

      Section 5.09. Power and Authority. Such Person has the requisite power and authority (a) to execute and deliver this Agreement, the Notes and the other Transaction Documents to which it is a party and (b) to perform its obligations under this Agreement, the Notes and the other Transaction Documents to which it is a party.

      Section 5.10. Confirmation of Written Information. All written information furnished by such Person to the Initial Purchasers, any Financial Institution or the Agents pursuant to or in connection with any Transaction Documents or any transaction contemplated herein or therein with respect to the Trust Estate or such Person is true and correct in all material respects and is not misleading.

                                   ARTICLE VI

                            COVENANTS OF THE PARTIES

      Section 6.01. Information from the Transaction Parties. So long as the Notes remain outstanding, each of the Contributor and the Issuer will furnish to the Purchasers and the Agents:

        (a) a copy of each certificate, opinion, report, statement, notice or other communication (other than investment instructions) furnished by or on behalf of such Person to the Indenture Trustee under the Indenture, concurrently therewith, and promptly after receipt thereof, a copy of each notice, demand or other communication received by or on behalf of such Person under the Indenture, the Sale and Servicing Agreement or the Contribution Agreement;

        (b) such other information (including financial information), documents, records or reports respecting the Trust Estate, the Receivables, and each such Person as the Initial Purchasers, the Agents or any Financial Institution may from time to time reasonably request; and

        (c) as soon as possible and in any event within five Business Days after the occurrence thereof, notice of each Termination Event, Event of Default or Servicer Event of Default or event which with the giving of notice or the passage of time or both would constitute a Termination Event, Event of Default or Servicer Event of Default.

      Section 6.02. Covenants.

        (a) Each of the Contributor and the Issuer will duly observe and perform each of its covenants set forth in each Transaction Document to which such Person is a party (including, without limitation, their obligations to furnish information to the Purchasers and the Agents in accordance with Section 6.01 hereof, and by the Contributor in its roles as Servicer and as Custodian).

        (b) The Contributor and the Issuer shall deliver to the Agents for distribution to the Noteholders on or prior to June 20, 2005 an opinion of local counsel from the states of California, Arizona, Tennessee, Florida and Texas with respect to perfection matters and compliance with applicable state law in form and substance satisfactory to the Initial Purchasers.

                                   ARTICLE VII

                              ADDITIONAL COVENANTS

      Section 7.01. Expenses. Except as otherwise expressly provided herein, all costs and expenses (including, without limitation, all Rating Agency fees and legal fees, costs and expenses in connection with (a) due diligence, structuring, negotiating, documenting and closing the facility evidenced by the Transaction Documents, (b) advising each party as to its rights under the Transaction Documents, (c) each amendment, waiver, restatement, supplement or other modification to any Transaction Document and (d) each enforcement action necessary or desirable with respect to the facility evidenced by the Transaction Documents) incurred in connection with this Agreement and the Transaction Documents and the transactions contemplated hereby, shall (as between the Issuer, the Initial Purchasers, the Agents and the Financial Institutions be paid by the Contributor).

      Section 7.02. Restrictions on Transfer. Each Purchaser agrees that it will comply with the restrictions on transfer of the Notes set forth in Section 2.07 of the Indenture and that it will resell the Notes only in compliance with such restrictions.

      Section 7.03. Securities Act. The Notes purchased by each Purchaser pursuant to this Agreement will be acquired for investment only without a view to any public distribution thereof, and no Purchaser will offer to sell or otherwise dispose of the respective Notes so acquired by it (or any interest therein) in violation of any of the registration requirements of the Securities Act or any applicable state or other securities laws. Each Purchaser acknowledges that it has no right to require the Issuer to register under the Securities Act or any other securities law the Notes to be acquired by such Purchaser pursuant to this Agreement.

                                  ARTICLE VIII

                                INDEMNIFICATION

      Section 8.01. Indemnification by the Contributor. The Contributor agrees to indemnify and hold harmless each Indemnified Party against any and all losses, claims, suits, damages, costs, liabilities or expenses of any kind (including legal and accounting fees) (collectively, "Losses"), as incurred (payable promptly upon written request), for or on account of or arising from or in connection with this Agreement, or any acquisition by any Noteholder of any Note or any interest therein, including any breach of any representation, warranty or covenant of the Contributor or the Issuer in this Agreement or in any certificate or other written material delivered pursuant hereto to the extent any such breach results in a Loss; provided, however, that the Contributor shall not be so required to indemnify any such Person or otherwise be liable to any such Person hereunder for any Losses (i) resulting solely from the performance of the Receivables, or (ii) arising solely from such Person's gross negligence or willful misconduct.

      Section 8.02. Procedure. With respect to a claim made by any Person against an Indemnified Party (a "Third Party Claim"), such Indemnified Party shall notify the Contributor in writing of the Third Party Claim within a reasonable time after receipt by such Indemnified Party of written notice of the Third Party Claim unless the Contributor shall have previously obtained actual knowledge thereof. Thereafter, the Indemnified Party shall deliver to the Contributor, within a reasonable time after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim. No failure to give such notice or deliver such documents shall affect the rights to indemnity hereunder.

      Section 8.03. Defense of Claims. If a Third Party Claim is made against an Indemnified Party, (a) the Contributor will be entitled to participate in the defense thereof and, (b) if it so chooses, to assume the defense thereof with counsel selected by the Contributor, provided that in connection with such assumption such counsel is reasonably satisfactory to the Indemnified Party. Should the Contributor so elect to assume the defense of a Third Party Claim, the Contributor will not be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof unless
(i) employment of such counsel has been specifically authorized by the Contributor, (ii) the Indemnified Party shall have been advised by its counsel that there may be a conflict of interest between the Indemnified Party and the Contributor in the defense of such action (in which case the Contributor shall not have the right to direct the defense of such action on the Indemnified Party's behalf), or (iii) the Contributor shall have failed to contest or defend such action within a reasonable time or failed to continue to employ counsel satisfactory to the Indemnified Party, in any of which cases the fees and expenses of the Indemnified Party's counsel shall be at the Contributor's cost and expense and subject to the indemnity provided for hereunder. If the Contributor elects to assume the defense of a Third Party Claim, the Indemnified Party will (i) cooperate in all reasonable respects with the Contributor in connection with such defense and (ii) not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Contributor's prior written consent, as the case may be. If the Contributor shall assume the defense of any Third Party Claim, the Contributor shall not settle, compromise or discharge such Third Party Claim without the prior written consent of each applicable Indemnified Party, unless such settlement, compromise or discharge includes a complete release of each such Indemnified Party reasonably satisfactory to such Indemnified Party. If the Contributor shall assume the defense of any Third Party Claim, except as provided above, the Indemnified Party shall be entitled to participate in (but not control) such defense with its own counsel at its own expense. If the Contributor does not assume the defense of any such Third Party Claim, the Indemnified Party may defend the same in such manner as it may deem appropriate, including settling such claim or litigation after giving notice to the Contributor of such terms and the Contributor will promptly reimburse the Indemnified Party upon written request. Anything contained in this Agreement to the contrary notwithstanding, the Contributor shall not be entitled to assume the defense of any part of a Third Party Claim that seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnified Party or unless the Contributor has demonstrated to the Indemnified Party reasonable financial capacity to meet its obligations with respect to such Third Party Claim.

                                    ARTICLE IX

                                  MISCELLANEOUS

      Section 9.01. Amendments. No amendment or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by all of the parties hereto, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      Section 9.02. Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telecopies) and mailed, telecopied or delivered, as to each party hereto, at its address set forth in Schedule I hereto or at such other address as shall be designated by such party in a written notice to the other party hereto. All such notices and communications shall only be effective upon receipt thereof.

      Section 9.03. No Waiver; Remedies. No failure on the part of any party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      Section 9.04. Binding Effect; Assignability. (a) This Agreement shall be binding upon and inure to the benefit of each party hereto and their respective permitted successors and assigns (including any subsequent Holders of the Notes); provided, however, neither the Contributor or the Issuer shall have the right to assign its rights or any claims hereunder or any interest herein (by operation of law or otherwise).

        (b) Each Financial Institution may at any time and from time to time assign to one or more Persons (each a "Purchasing Financial Institution") all or any part of its rights and obligations under this Agreement and the related Liquidity Agreement pursuant to an assignment agreement, in form and substance satisfactory to the Lender Group Agents (the "Assignment Agreement), executed by such Purchasing Financial Institution and such selling Financial Institution, provided, however, that, prior to the occurrence of a Termination Event or a downgrade of the credit rating of any CP Issuing Purchaser's Commercial Paper in effect on the Initial Funding Date, the Contributor shall have consented (which consent may not be unreasonably withheld or delayed) to any assignments to Purchasing Financial Institutions other than Lender Group affiliates. Upon delivery of the executed Assignment Agreement to the Administrative Agent, such selling Financing Institution shall be released from its obligations hereunder to the extent of such assignment. Thereafter the Purchasing Financial Institution shall for all purposes be a Financial Institution party to this Agreement and shall have all the rights and obligations of a Financial Institution under this Agreement to the same extent as if it were an original party hereto and no further consent or action by the Issuer, the Contributor, any Purchaser, the Purchasing Financial Institution or the Agents shall be required.

        (c) The Initial Purchasers and the Financial Institutions may, in the ordinary course of their respective business and in accordance with applicable law, at any time sell to one or more Persons (each, a "Participant"), participating interests in all or a portion of their respective rights and obligations under this Agreement. Notwithstanding any such sale by any Purchaser or Financial Institution of participating interests to a Participant, such person's rights and obligations under this Agreement shall remain unchanged, the Purchasers and the Financial Institutions shall remain solely responsible for the performance thereof, and the Issuer and the Contributor shall continue to deal solely and directly with the Purchasers and the Financial Institutions in connection with the Purchasers' and the Financial Institutions' rights and obligations under this Agreement. Each of the Issuer and the Contributor also agrees that each Participant shall be entitled to the benefits of Article VIII hereof; provided, however, that all amounts payable by the Contributor to any such Participant shall be limited to the amounts which would have been payable to the Purchaser or the Financial Institutions selling such participating interest had such interest not been sold.

        (d) This Agreement shall create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time (i) as all amounts payable with respect to the Notes shall have been indefeasibly paid in full and (ii) all amounts owed to the Agents, the Purchasers and the Financial Institutions under this Agreement, the Indenture and each other Transaction Document shall have been indefeasibly paid in full; provided, however, that the rights and remedies with respect to any breach of representations and warranties made by the Issuer or the Contributor pursuant to Article V hereof and the rights, remedies and provisions of Sections 2.04, 2.05, 7.01, 7.02,
Article VIII, and Sections 9.06, 9.11, 9.12 and 9.13 shall be continuing and survive any termination of this Agreement.

      Section 9.05. Provision of Documents and Information. Each of the Issuer and the Contributor acknowledges and agrees that the Purchasers and the Agents are permitted to provide to permitted assignees and participants, the placement agents for their commercial paper notes, the rating agencies with respect to such notes, and other liquidity and credit providers under their respective commercial paper programs, opinions, notes, documents and other information relating to such Person and the Receivables delivered to such Purchaser and/or the Agents pursuant to this Agreement.

      Section 9.06. Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING NEW YORK GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402 BUT OTHERWISE WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS). EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGMENTS THEREOF. EACH OF THE PARTIES HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

      Section 9.07. No Proceedings, (a) Each of the Purchasers and the Financial Institutions agrees that it shall not at any time file or join in the filing of, a petition against the Issuer under the Federal Bankruptcy Code, or join in the commencement of any bankruptcy, reorganization, arrangement, insolvency, liquidation or other similar proceeding against the Issuer or the Trust Estate.

        (b) So long as this Agreement is in effect, and for one year and one day following its termination and the termination of the Sale and Servicing Agreement, the Contribution Agreement and the Indenture, the Purchasers and the Financial Institutions will not file, and shall cause any Participant not to file, any involuntary petition or otherwise institute any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law against or by the Issuer.

      Section 9.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts (including, in each case, by facsimile or other electronic means), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

      Section 9.09. Waiver of Set-off. Each of the Issuer and the Contributor hereby waives any right of set-off that it may have against any Purchaser for any failure of such Purchaser to make an Advance in accordance with the terms of this Agreement.

      Section 9.10. Corporate Obligations - Issuer. The obligations of the Issuer under this Agreement are solely the corporate obligations of such Person. No recourse shall be had for the payment of any fee or other obligation or claim arising out of or relating to this Agreement or any other agreement, instrument, document or certificate executed and delivered or issued by the Issuer or any officer thereof in connection therewith, against any stockholder, employee, officer or director of the Issuer in their capacity as such.

      Section 9.11. Survival. All representations, warranties, covenants, guaranties and indemnifications contained in this Agreement and in any document, note or statement delivered pursuant hereto or in connection herewith shall survive the sale, transfer or repayment of the Notes.

      Section 9.12. Appointment of Administrative Agent for the Purchasers and Lender Group Agents. Each Purchaser and each Lender Group Agent hereby irrevocably designates and appoints JPMorgan Chase Bank, N.A. as Administrative Agent hereunder, and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and the other Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Transaction Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent hereby agrees to provide to the Noteholders a copy of (i) each certification received by it from the Servicer pursuant to Section 6.06(a) of the Sale and Servicing Agreement, (ii) any notice of termination given by the Administrative Agent to the Servicer and the Backup Servicer pursuant to Section 10.02 of the Sale and Servicing Agreement and (iii) the Schedule of Receivables pursuant to Section 2.12(ii)(C) of the Indenture.

        Notwithstanding any provision to the contrary elsewhere in this Agreement and the other Transaction Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the other Transaction Documents, or any fiduciary relationship with any other party hereto or any Noteholder, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Administrative Agent shall be read into this Agreement or any other Transaction Document or otherwise exist against the Administrative Agent. The provisions hereof are solely for the benefit of the administrative Agent, and no other party shall have any rights as a third-party beneficiary or otherwise under any of the provisions hereof. In performing its functions and duties hereunder, the Administrative Agent shall act solely as the agent of the Purchasers and the Lender Group Agents and does not assume nor shall it be deemed to have assumed any obligation or relationship of trust or agency with or for any other Noteholder or the Issuer or any of their respective successors and assigns. The Administrative Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

      Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be (a) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement (except for its, their or such person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Purchasers and the Lender Group Agents for any recitals, statements, representations or warranties contained herein or in any other Transaction Document or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, the Advances or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Advances, this Agreement and the other Transaction Documents or any other document furnished in connection therewith or herewith, or for the satisfaction of any condition specified in the Indenture. The Administrative Agent shall not be under any obligation to any Purchaser or Lender Group Agent to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, the Advances, or to inspect the properties, books or records of any Person.

      The Administrative Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith or therewith unless it shall first receive such advice or concurrence of the Majority Noteholders, or all of the Noteholders, as required by the Transaction Documents, as it deems appropriate and it shall be indemnified to its satisfaction by the Noteholders against any and all liability, cost and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Noteholders or all of the Noteholders as required by the Transaction Documents and such request and any action taken or failure to act pursuant thereto shall be binding upon the Purchasers and the Lender Group Agents.

      Each Purchaser and Lender Group Agent expressly acknowledges that neither the Administrative Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including, without limitation, any review of the affairs of the Issuer and the Contributor, shall be deemed to constitute any representation or warranty by the Administrative Agent. The Administrative Agent shall not have any duty or responsibility to provide any Purchaser or Lender Group Agent with any credit or other information concerning the business, operations, property, prospects, financial and other condition or creditworthiness of the Issuer, the Contributor or any other Person which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

      The Purchasers agree to indemnify the Administrative Agent (in its capacity as Administrative Agent) and its officers, directors, employees, representatives and agents (to the extent not reimbursed by the Issuer and without limiting the obligation of the Issuer to do so), ratably according to their pro rata shares of the aggregate Note Principal Balance, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent or such person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Administrative Agent or such person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Administrative Agent or such person as a result of, or arising out of, or in any way related to or by reason of, any of the transactions contemplated hereunder or the other Transaction Documents or the execution, delivery or performance of this Agreement or the other Transaction Documents or the Advances or any other document furnished in connection herewith or therewith (but excluding any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Agent or such Person).

      The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any other party hereto or any Affiliate of any other party hereto or any Noteholder as though the Administrative Agent were not the Administrative Agent hereunder. With respect to the purchases of Advances pursuant to this Agreement or the other Transaction Documents, JPMorgan Chase Bank, N.A. as a Noteholder shall have the same rights and powers under this Agreement and the Transaction Documents as any Noteholder and may exercise the same as though it were not the Administrative Agent, and the terms "Financial Institution" and "Noteholder" and the plural forms thereof shall include JPMorgan Chase Bank, N.A. in its individual capacity.

      The Administrative Agent may, upon ten (10) days' notice to the Issuer and the Purchasers, resign as Administrative Agent for the Purchasers and the Lender Group Agents. If the Administrative Agent shall resign as Agent for the Purchasers and the Lender Group Agents, then (i) the Majority Noteholders during such 10-day period shall appoint a successor Administrative Agent or (ii) if the Majority Noteholders do not so appoint a successor Administrative Agent after the closing of such 10-day period, the Administrative Agent shall appoint a commercial bank to be the Administrative Agent or petition a court of competent jurisdiction to appoint a successor Administrative Agent for the Purchasers and the Lender Group Agents. In either case, such successor agent shall succeed to the rights, powers and duties of the Administrative Agent and the term "Administrative Agent" shall mean such successor agent, effective upon its appointment and acceptance, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. After the retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section and Sections 2.04, 2.05, 7.02, 8.01, 9.11, 9.12 and 9.13 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it.

      Section 9.13. Bankruptcy Petition Against any CP Issuing Purchaser. Each party hereto hereby covenants and agrees, on behalf of itself and each of its Affiliates, that prior to the date which is one year and one day after the payment in full of all indebtedness for borrowed money of any CP Issuing Purchaser, such party will not institute against, or join any other Person in instituting against, any CP Issuing Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States. The agreements set forth in this paragraph and the parties' respective obligations hereunder shall survive termination of this Agreement and repayment of the Notes.

      Section 9.14. Trial by Jury Waived. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH ANY OF THE TRANSACTION DOCUMENTS OR THE TRANSACTION. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT IT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THE TRANSACTION DOCUMENTS TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THIS WAIVER.

      Section 9.15. Severability of Provisions. If one or more of the provisions of this Agreement shall be held invalid for any reason, such provisions shall be deemed severable from the remaining provisions of this Agreement in the jurisdictions in which they are held invalid and shall in no way affect the validity or enforceability of such remaining provisions. To the extent permitted by law, the parties hereto hereby waive any law which renders any provision of this Agreement prohibited or unenforceable.

      Section 9.16. Captions. The article, paragraph and other headings contained in this Agreement are for reference purposes only, and shall not limit or otherwise affect the meaning hereof.

      Section 9.17. Integration. This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

      Section 9.18. Limitation of Liability. Notwithstanding any other provision herein or elsewhere, this Agreement has been executed and delivered by Wilmington Trust Company, not in its individual capacity, but solely in its capacity as Owner Trustee of the Issuer under the Issuer Trust Agreement, and in no event shall Wilmington Trust Company or the Owner Trustee have any liability in respect of the representations, warranties, or obligations of the Issuer hereunder (or under any other Transaction Document), as to all of which recourse shall be had solely to the assets of the Issuer, and for all purposes of this Agreement and each other Transaction Document, the Owner Trustee and Wilmington Trust Company shall be entitled to the benefits of the Issuer Trust Agreement.

      Section 9.19. Pre-Funding Exceptions. Notwithstanding anything to the contrary contained herein or in the Contribution Agreement, the Sale and Servicing Agreement, the Indenture or any of the related documents, the parties hereto intend to "pre-fund" the Issuer's purchase of receivables on a weekly basis by means of the Pre-Funding Account. Until such time as the Formal Transfer Requirements are completed, any Pre-Funding Receivables will not satisfy the requirements and procedures prescribed by such documents that would otherwise be applicable to subsequently transferred receivables and none of the parties intend for such delay in compliance to cause or create a default under any such agreements.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers hereunto duly authorized, as of the date first above written.

                                       BAY VIEW ACCEPTANCE
                                       CORPORATION, as Contributor

                                       By : /s/ John K. Okubo
                                            -----------------------------------
                                            Name:  John K. Okubo
                                            Title: Chief Financial Officer

                    Signature Page to Note Purchase Agreement

                                       BAY VIEW 2005 WAREHOUSE TRUST,
                                       as Issuer

                                       /s/       [ILLEGIBLE]
                                       -----------------------------------------
                                       By: Wilmington Trust Company, not in
                                           its individual capacity but solely as
                                           Owner Trustee

                   Signature Page to Note Purchase Agreement

                                       FALCON ASSET SECURITIZATION
                                       CORPORATION, as Purchaser

                                       By: /s/ George S. Wilkins
                                           ------------------------------------
                                           Name: George S. Wilkins
                                           Title: Authorized Signer

                    Signature Page to Note Purchase Agreement

                                       JPMORGAN CHASE BANK, N.A., as
                                       Financial Institution, Lender Group Agent and Administrative Agent

                                       By: /s/ George S. Wilkins
                                           ------------------------------------
                                           Name: George S. Wilkins
                                           Title: Authorized Signer

                    Signature Page to Note Purchase Agreement

                                       FAIRWAY FINANCE COMPANY, LLC, as
                                       Purchaser

                                       By: /s/ J B A Gordon
                                           ------------------------------------
                                           Name : J B A Gordon
                                           Title: Vice President

                   Signature Page to Note Purchase Agreement

                                       HARRIS NESBITT CORP., as
                                       Administrator and Lender Group Agent

                                       By : /s/ John Pappano
                                            -----------------------------------
                                            Name: John Pappano
                                            Title: Managing Director

                   Signature Page to Note Purchase Agreement

                                       BANK OF MONTREAL, as Financial
                                       Institution

                                       By: /s/ Amy K. Dumser
                                           ------------------------------------
                                           Name: AMY K. DUMSER
                                           Title: DIRECTOR

                   Signature Page to Note Purchase Agreement

AGREED AND ACKNOWLEDGED TO BY:

BAY VIEW WAREHOUSE CORPORATION,
  as DEPOSITOR

By: /s/  John K. Okubo
    --------------------------------
    Name:  John K. Okubo
    Title: Chief Financial Officer

BAY VIEW ACCEPTANCE CORPORATION
  as Servicer and as Custodian

By: /s/ John K. Okubo
    --------------------------------
    Name:  John K. Okubo
    Title: Chief Financial Officer

                    Signature Page to Note Purchase Agreement

                                   SCHEDULE I

                             ADDRESSES FOR NOTICES

Bay View Acceptance Corporation
1840 Gateway Drive, Suite 300
San Mateo, California 94404
Attention: Counsel
Phone: (650) 312-6807
Fax: (650) 573-6381

Bay View 2005 Warehouse Trust
c/o Wilmington Trust Company, as Owner Trustee
1100 North Market Street
Wilmington, Delaware 19890-0001
Attention: Corporate Trust Administration
Phone: (302) 636-6119
Fax: (302) 636-4148

With a copy to:

      Bay View Acceptance Corporation
      1840 Gateway Drive, Suite 300
      San Mateo, California 94404
      Attention: Counsel
      Phone: (650) 312-6807
      Fax: (650) 573-6381

Falcon Asset Securitization
Asset Backed Finance
Suite IL 1-0079
1 Bank One Plaza
Chicago, Illinois 60670-0079
Fax: (312) 732-3600

JPMorgan Chase Bank, N.A.
Asset Backed Finance
Suite IL 1-0594
1 Bank One Plaza
Chicago, Illinois 60670-0079
Fax: (312) 732-1844

Bank of Montreal
Address: 115 S. LaSalle St., Floor 12W
Chicago, IL 60603
Attn: Gary Herron

Phone: 312-845-2011
Fax: 312-312-750-6057
Email: Gary.Herron@Bmo.com

Fairway Finance Company, LLC
Address: c/o Lord Securities Corporation
48 Wall Street, 27th Floor
New York, New York 10005
Attn: Orlando Figueroa
Phone: (212) 346-9007
Fax: (212) 346-9012
Email: of@lordspv.com

Copy to:

Harris Nesbitt Corp.
Address: 115 S. LaSalle St., Floor 13W
Chicago, IL 60603
Attn: Conduit Administration
Phone: 312-461-5640
Fax: 312-461-3189
Email: fundingdesk@harrisnesbitt.com

To the Indenture Trustee:

JPMorgan Chase Bank, N.A.
600 Travis St., 9th Floor
Houston, Texas 77002
Attn: Structured Finance - Bay View 2005
Phone: (713) 216-3682
Fax: (713) 216-4880

                                    EXHIBIT A

                          [Pre-Funding Servicer Report]

                                    EXHIBIT B

                                [Funding Request]